UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 24, 2007

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6625 The Corners Parkway, Suite 100, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (678) 282-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

                On September 24, 2007, Richard Bilotti, a director of Vyyo Inc. (the “Company”), submitted his resignation from the Company’s Board of Directors (the “Board”), effective immediately. On September 24, 2007, the Board, upon recommendation of the Company’s Nominating Committee, elected Benita Fitzgerald Mosley to fill the vacancy on the Board created by Mr. Bilotti’s resignation. Ms. Fitzgerald Mosley is a Class I director whose term will expire upon the election and qualification of directors at the annual meeting of the Company’s stockholders to be held in 2010.

                On September 24, 2007, in accordance with the Company’s compensation policies relating to new directors, Ms. Fitzgerald Mosley was granted an option to purchase 25,000 shares of the Company’s Common Stock pursuant to the Company’s Fourth Amended and Restated 2000 Employee and Consultant Equity Incentive Plan, at $5.49, the closing price of the Company’s Common Stock on the date of grant. The options have a 10-year term and vest in four equal annual installments on each of the first four anniversaries of the date of grant.  Ms. Fitzgerald Mosley also will be entitled to receive other option grants for her service on the Board as described in the Company’s proxy statement relating to the annual meting of stockholders held on May 10, 2007.

                A copy of the press release announcing Ms. Fitzgerald Mosley’s appointment and Mr. Bilotti’s resignation is attached hereto as Exhibit 99.1.

Item 9.01.              Exhibits.

Item 9.01(d)

Exhibit Number	Description of Exhibit

99.1	Press Release of Vyyo Inc. dated September 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: September 26, 2007	By:	/s/ Tashia L. Rivard
Tashia L. Rivard
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Vyyo Inc. dated September 25, 2007.